Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	enCore Energy Corp.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/27/2024
Reporting Entity ESTMA Identification Number	E757000		Original Submission Amended Report

Other Subsidiaries Included (optional field)	URI Inc, Metamin Enterprises, Inc., Powertech (USA) Inc., Ucolo Exploration Corp., Azarga Uranium Corp., enCore Alta Mesa, LLC

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Shona Wilson				Date	5/27/2024
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	enCore Energy Corp.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E757000
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of the United States of America	Department of Interior, Bureau of Land Management			$ 433,755.00					$ 433,755.00	Amounts stated in USD as this is the reporting currency, payments were made in USD
United States of America	State of Texas	Texas Commission on Environmental Quality			$ 170,329.36					$ 170,329.36	Amounts stated in USD as this is the reporting currency, payments were made in USD

Additional Notes:

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	enCore Energy Corp.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E757000
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Alta Mesa			$ 64,975.98					$ 64,975.98	Claim fees
United States of America	Bootheel			$ 10,230.00					$ 10,230.00	Claim fees
United States of America	Breccia Pipes			$ 74,085.00					$ 74,085.00	Claim fees
United States of America	Brown - USC			$ 2,640.00					$ 2,640.00	Claim fees
United States of America	Kaycee			$ 4,470.00					$ 4,470.00	Claim fees
United States of America	KVD			$ 100.00					$ 100.00	Claim fees
United States of America	Moonshine			$ 6,060.00					$ 6,060.00	Claim fees
United States of America	Nose Rock			$ 16,995.00					$ 16,995.00	Claim fees
United States of America	Rosita			$ 105,253.38					$ 105,253.38	Claim fees
United States of America	Metamin-Other			$ 11,385.00					$ 11,385.00	Claim fees
United States of America	West Largo			$ 12,375.00					$ 12,375.00	Claim fees
United States of America	Gas Hills			$ 103,620.00					$ 103,620.00	Claim fees
United States of America	Dewey-Burdock			$ 61,050.00					$ 61,050.00	Claim fees
United States of America	Dewey-Terrace			$ 77,385.00					$ 77,385.00	Claim fees
United States of America	Juniper Ridge			$ 21,450.00					$ 21,450.00	Claim fees
United States of America	Shirely Basin			$ 20,790.00					$ 20,790.00	Claim fees
United States of America	JB			$ 5,610.00					$ 5,610.00	Claim fees
United States of America	Ticaboo			$ 5,610.00					$ 5,610.00	Claim fees

Additional Notes[3]: